SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2017

(Exact name of registrant as specified in Charter)

PARETEUM CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	001-35360	95-4557538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, 37th Floor New York, NY 10036

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 984-1096

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 1, 2017, Pareteum Corporation, a Delaware corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with select accredited investors relating to a registered direct offering, issuance and sale (the “Offering”) of an aggregate of 7,151,146 shares (the “Shares”) of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), at a purchase price of $0.92 per share. Concurrently, the Company sold to the same investors, in a private placement, five-year warrants to purchase an aggregate of 7,151,146 shares of Common Stock (the “Warrants”).

The Shares were issued pursuant to the Company’s previously filed and effective Registration Statement on Form S-3 that was filed with the Securities and Exchange Commission on September 9, 2016, as amended October 21, 2016 and November 10, 2016, and declared effective November 14, 2016 (File No. 333-213575). The Company filed a prospectus supplement related to the registered direct offering dated December 1, 2017.

The Warrants are exercisable six months from the date of issuance at an exercise price of $1.09 per share. The Company shall not effect the exercise of any portion of any Warrant, and the holder shall not have the right to exercise any portion of any warrant, to the extent that after giving effect to such exercise, the holder would beneficially own in excess of 9.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise. The Warrants were offered and sold pursuant to an exemption from registration under Section 4(a)(2) and Regulation D of the Securities Act.

The gross proceeds to the Company from the Offering, before deducting the Company’s estimated offering expenses, are expected to be approximately $6.58 million. The Offering is expected to close on or about December 5, 2017. Proceeds from the Offering shall be used for working capital and general corporate purposes.

Dawson James Securities, Inc. (the “Placement Agent”) acted as placement agent on a best-efforts basis in connection with the Offering, pursuant to a placement agency agreement (the “Placement Agreement”) that was entered into on December 1, 2017. The Placement Agreement contains customary representations, warranties and agreements by us and the Placement Agent. We also agreed in the Placement Agreement to indemnify the Placement Agent against certain liabilities.

The foregoing summaries of the terms of the Warrant, Purchase Agreement and Placement Agreement are subject to, and qualified in their entirety by, the full text of the Form of Warrant, Form of Purchase Agreement and Form of Placement Agreement attached hereto as Exhibit 4.1, Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

A copy of the opinion of Sichenzia Ross Ference Kesner LLP relating to the validity of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

On December 1, 2017, the Company issued a press release announcing the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On December 1, 2017, the Company issued a press release announcing the exercise of the underwriter’s overallotment option. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit
No.	Description
4.1	Form of Warrant
5.1	Opinion of Sichenzia Ross Ference Kesner LLP
10.1	Form of Purchase Agreement
10.2	Form of Placement Agreement
99.1	Press Release dated December 1, 2017
99.2	Press Release dated December 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2017	PARETEUM CORPORATION

	By:	/s/ Alexander Korff
Name: Alexander Korff
Title: General Counsel & Secretary